UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 8, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On October 8, 2013 Infrastructure Materials Corp. (the “Company”) completed a debt conversion transaction (the “Conversion”) with Mont Strategies Inc. (“Mont Strategies”), a company that is controlled by a member of the Company’s Board of Directors. Under the terms of the Conversion, the Company converted approximately US$293,000 of indebtedness owed by the Company to Mont Strategies into shares of the Company’s common stock at a conversion price of CDN$0.05 per share. As a result of the Conversion, the Company issued a total of 6,035,800 common shares. The Conversion was exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption afforded by Regulation S promulgated thereunder.

The Conversion was previously announced on a Form 8-K filed with the Securities and Exchange Commission on September 10, 2013 which is hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Press Release dated October 8, 2013 entitled “Infrastructure Materials Corp. Announces Conversion of Debt”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

October 9, 2013		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary